UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

AmeriVest Properties Inc.

(Exact name of small business issuer as specified in its charter)

Maryland	1-14462	84-1240264
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation or organization)		No.)

1780 South Bellaire Street, Suite 100, Denver, Colorado 80222

(Address of principal executive offices)

(303) 297-1800

(Registrant’s telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2006, in connection with the expiration of the employment term pursuant to that certain Amended and Restated Change in Control and Term Employment Agreement (the “Employment Agreement”) between AmeriVest Properties Inc. (“AmeriVest”) and Kathryn L. Hale, dated as of December 16, 2005, Ms. Hale and AmeriVest entered into Addendum No. 1 (the “Addendum”) to the Employment Agreement.  The Addendum contains ratification by Ms. Hale of all the provisions of the Employment Agreement and an agreement that she shall be legally bound by all releases and all other terms set forth in the Employment Agreement as of the date of his termination of employment.  A copy of the Addendum is included under Item 9.01(d) as Exhibit 10.1 to this Current Report and is included in this item by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

	Exhibit 10.1	Addendum No. 1 to Amended Change in Control and Term Employment Agreement by and between AmeriVest and Kathryn L. Hale, dated September 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERIVEST PROPERTIES INC.

Dated: September 13, 2006
	By:	/s/ Sheri Henry
Sheri Henry
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Addendum No. 1 to Amended Change in Control and Term Employment Agreement by and between AmeriVest and Kathryn L. Hale, dated September 7, 2006.